Exhibit 99.1

Eva Live Inc. (NASDAQ: GOAI) Launches “Eva Brain,” a Fully Autonomous AI Marketing Agent Designed to Replace Traditional Advertising Agencies

Las Vegas, NV — April 28, 2026 — Eva Live Inc. (NASDAQ: GOAI), a fast-growing leader in AI-driven digital advertising, today announced the launch of “Eva Brain,” a fully autonomous artificial intelligence marketing agent designed to manage, optimize, and scale digital advertising campaigns without the need for traditional campaign teams.

The launch marks a significant milestone in the company’s evolution from a performance marketing platform into a next-generation AI infrastructure provider for digital advertising.

Eva Brain is engineered to function as a self-operating marketing system, capable of executing the full lifecycle of campaign management across major advertising platforms, including Google Ads, Meta, TikTok, Taboola, and Outbrain.

A New Category: Autonomous Marketing Agents

Unlike conventional ad tech tools that assist human operators, Eva Brain is designed to replace manual workflows entirely, performing:

●	Campaign creation and deployment
●	Real-time bid and budget optimization
●	Audience targeting and segmentation
●	Creative generation and iteration
●	Fraud detection and traffic quality filtering
●	Continuous performance learning and model retraining

The system operates on a proprietary AI architecture internally referred to as the “Eva Brain stack,” which leverages large-scale data ingestion, reinforcement learning, and predictive modeling to optimize campaign outcomes dynamically.

Performance at Machine Scale

According to internal benchmarks, Eva Brain has demonstrated:

●	Up to 40% improvement in return on ad spend (ROAS) compared to human-managed campaigns
●	Faster optimization cycles driven by real-time data processing
●	The ability to manage and scale campaigns simultaneously across multiple platforms without human latency

“Marketing has historically been limited by human bandwidth, fragmented tools, and delayed feedback loops,” said David Boulette, Chief Executive Officer of Eva Live Inc. “Eva Brain removes those constraints. It is designed to operate continuously, learn from every interaction, and make decisions at a speed and scale no human team can match.”

Backed by Strong Financial Momentum

The launch of Eva Brain follows a year of significant financial growth for Eva Live Inc.

For the year ended December 31, 2025, the company reported:

●	Revenue of $17,037,328, representing 82.6% year-over-year growth
●	Net income of $8,127,313, compared to a net loss of $(3,753,268) in 2024
●	Expansion to 20 active enterprise clients, up from 15 in the prior year

The company attributes its improved profitability to operating leverage and increased efficiency driven by its AI-powered advertising systems.

Industry Implications

Eva Live believes autonomous marketing agents represent a structural shift in the global advertising industry, which is estimated to exceed $700 billion annually.

By removing reliance on manual campaign management, Eva Brain has the potential to:

●	Reduce operational costs for advertisers
●	Increase campaign efficiency and ROI
●	Disrupt traditional agency models built on human-managed services

The company is actively deploying Eva Brain across multiple verticals, including finance, home services, and performance-driven e-commerce, with plans to expand into additional industries throughout 2026.

Looking Ahead

Eva Live plans to continue enhancing Eva Brain’s capabilities, including deeper integrations with advertising platforms, expanded creative generation models, and increased automation across the campaign lifecycle.

“Eva Brain is not just a product—it’s the foundation of a new paradigm in marketing,” added Boulette. “We believe autonomous systems will become the standard, and Eva Live is positioned at the forefront of that transition.”

About EVA Live, Inc.

EVA Live, Inc. (Nasdaq: GOAI) is an artificial intelligence-driven technology company focused on digital advertising automation, intelligent quoting solutions, and data-driven customer acquisition. The company’s proprietary platforms enable businesses to automate marketing decisions, improve efficiency, and scale customer engagement through real-time AI optimization.

Cautionary Note Regarding Forward-Looking Statements.

This press release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein, including but not limited to such things as future business strategy, plans, and goals, and the expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Please see the risk factors included in the Company’s United States Securities and Exchange Commission filings, which could cause actual results and events to differ materially from those contained in the forward-looking statements. You are cautioned against attributing undue certainty to forward-looking statements. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements in this press release. Any forward-looking statements made in this press release speak only as of the date of those statements. We undertake no obligation to update those statements or publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Media Inquiries:

Javan Khazali

Phone: 310-229-5981

Email: info@eva.live

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